EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of LAMY (the “Company”) on Form 10-K, for the year ended May 31, 2025 as filed with the Securities and Exchange Commission, I, Shengwu Zhang, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 17, 2025

/s/ Shengwu Zhang
Shengwu Zhang
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)